The Pantry, Inc. Fiscal Year 2013 Fourth Quarter Earnings Call Tuesday, December 10, 2013 Exhibit 99.2

Slide 2 Safe Harbor Statement Some of the statements in this presentation constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than those of historical facts included herein, including those related to the company’s financial outlook, goals, business strategy, projected plans and objectives of management for future operations and liquidity, are forward-looking statements. These forward-looking statements are based on the company’s plans and expectations and involve a number of risks and uncertainties that could cause actual results to vary materially from the results and events anticipated or implied by such forward-looking statements. Please refer to the company’s Annual Report on Form 10-K and its other filings with the SEC for a discussion of significant risk factors applicable to the company. In addition, the forward-looking statements included in this presentation are based on the company’s estimates and plans as of the date of this presentation. While the company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. In this presentation, we will refer to certain non-GAAP financial measures that we believe are helpful in understanding our financial performance. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure is included in the appendix of this presentation.

Fourth Quarter Business Overview and FY14 Outlook  Performance summary  Merchandise category review  Merchandising and brand awareness  Cost management/profitability improvement  Store upgrades/Quick Service Restaurants (“QSR’s”)/promotions  FY14 Strategic focus and priorities Slide 3

FY2013 Q4 and Full Year Summary  Income per diluted share of $0.04 versus loss per share of $0.21 in 2012  Adjusted EBITDA(1) of $49.0 million versus $52.8 million in Q4 FY2012  Comparable store merchandise revenue increased 2.0%; up 3.7% excluding cigarettes  Merchandise sales per customer improved 3.3% on a comparable basis  Comparable store retail fuel gallons sold declined 2.5%  Retail fuel margins increased $0.012 per gallon to $0.107 (1) See Appendix for a description of each non-GAAP financial measure as well as a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure. Slide 4  Loss per share of $0.13 versus $0.11 in 2012  Adjusted EBITDA(1) of $202.4 million versus $210.1 million in FY2012  Comparable store merchandise revenue increased 0.9%; up 3.0% excluding cigarettes  Merchandise sales per customer improved 3.4% on a comparable basis  Comparable store retail fuel gallons sold declined 4.8%  Retail fuel margins equaled prior year at $0.115 Q4 FY2013 Results Full Year FY2013 Results

Q1 Q2 Q3 Q4 YTD Cigarettes -2.8% -6.4% -3.3% -2.0% -3.6% Other Packaged Goods 4.3% 0.2% 3.0% 3.8% 2.9% Packaged Goods 1.6% -2.3% 0.7% 1.8% 0.5% Proprietary Foodservice 8.6% 3.3% 6.9% 3.3% 5.5% QSR -1.9% -5.9% -2.4% -0.7% -2.8% Foodservice 4.2% -0.7% 3.0% 1.7% 2.1% Services 12.0% 0.7% 9.2% 9.7% 7.8% Total Comparable Store Merchandise Revenue 2.2% -2.0% 1.3% 2.0% 0.9% Total Excluding Cigarettes 4.6% 0.1% 3.3% 3.7% 3.0% FY13 Sales Comps FY2013 Merchandise Category Review Slide 5

Merchandising and Brand Awareness  Store level initiatives shape the customer experience – Point of purchase advertising – Promotions – “Healthier for you” snack assortment – The “Roo Mug” kicked off in September following a successful summertime “RooCup” campaign  Upgrading category management/space planning effectiveness – Implemented store specific planograms – Clustering in “center store” planograms  Joint efforts with vendors to drive product innovation Slide 6  Fuel pricing system allows us to manage through rapidly changing fuel markets and maintain a consistent value proposition

Focus On Managing Costs And Improving Productivity Slide 7 (1) Store operating and general and administrative expenses (“OSG&A”)  Store level productivity initiatives continue – Labor costs – Improved employee training and development to drive productivity – Other store costs  Q4 OSG&A(1) increases were primarily driven by charges for the proposed settlement of the Amason litigation and strategic initiatives investments  Continue optimizing remodel investments (capital and expenses)

Other Fourth Quarter Key Activities  Facilities: – Completed 31 remodels – Completed 5 new QSR’s  Continued focus on strengthening store portfolio – Closed 18 stores – Cash proceeds from asset sales of $2.2 million  Opened two new stores and one rebuilt store Slide 8

Three New Stores Opened In 2013 Slide 9  Charlotte, NC  Myrtle Beach, SC  Ocala, FL

FY14 Strategic Focus and Priorities Slide 10  Maintain momentum in our remodel and QSR programs  Continue implementation of our merchandising programs throughout our store portfolio  Balancing fuel profitability and volumes  Prioritize and strengthen our market position by opening new stores, continuing to remodel stores and strategic acquisitions that are an extension of our real estate plan

Fourth Quarter Financial Review Slide 11  Financial Summary  Financial Details  Capital Expenditures  Store Count  Capital Structure And Liquidity  Fiscal 2014 Outlook

Fourth Quarter Financial Summary ($ millions except per share data) Slide 12 (1) Includes impairment charges of $1.5 million and $0.7 million in 2012 and 2013, respectively. (2) See Appendix for a description of each non-GAAP financial measure as well as a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure. (1) (2) 2012 2013 Percent Change Total revenues $ 2,091.0 $ 2,021.9 -3.3% Total costs and operating expenses (1) 2,072.9 2,003.7 -3.3% Income from operations $ 18.1 $ 18.2 0.6% Loss on extinguishment of debt 3.0 - N/M Interest expense, net 22.9 21.6 -5.7% Loss before income taxes $ (7.8) $ (3.4) 56.4% Income tax benefit (3.1) (4.4) -41.9% Net Income (loss) $ (4.7) $ 1.0 121.3% Earnings (loss) per diluted share $ (0.21) $ 0.04 119.0% Adjusted EBITDA $ 52.8 49.0$ -7.2% Fourth Quarter

Fourth Quarter Financial Details ($ millions) Slide 13 2012 2013 Percent Change Merchandise revenue $ 469.5 $ 475.6 1.3% Fuel revenue 1,621.5 1,546.3 -4.6% Total revenues $ 2,091.0 $ 2,021.9 -3.3% Merchandise cost of goods sold $ 307.0 $ 312.4 1.8% Fuel cost of goods sold 1,577.4 1,498.4 -5.0% Store operating 129.7 132.5 2.2% General and administrative 24.1 29.5 22.4% Impairment charges 1.5 0.7 -53.3% Depreciation and amortization 33.2 30.2 -9.0% Income from operations $ 18.1 $ 18.2 0.6% Selected financial data: Comparable store merchandise sales % 3.3% 2.0% Weighted-average store count 1,587 1,557 Merchandise margin 34.6% 34.3% Comparable store retail fuel gallons % -2.6% -2.5% Retail fuel margin per gallon $ 0.095 $ 0.107 Fourth Quarter

Q4 YTD Q4 YTD Q4 YTD Capital expenditures 11.5$ 69.3$ 30.5$ 89.8$ 19.0$ 20.5$ Proceeds from asset dispositions (2.6) (14.3) (1.4) (5.1) 1.2$ 9.2$ Capital expenditures, net 8.9$ 55.0$ 29.1$ 84.7$ 20.2$ 29.7$ 2012 2013 Change FY2013 Capital Expenditures ($ millions) Slide 14

FY2013 Store Count Summary Slide 15 Beginning Stores - Q1 FY2013 1,578 Rebuilt 1 Closed (7) Beginning Stores - Q2 FY2013 1,572 New 1 Acquired 1 Closed (6) Beginning Stores - Q3 FY2013 1,568 New 1 Closed (7) Beginning Stores - Q4 FY2013 1,562 New 2 Rebuilt 1 Acquired 1 Closed (18) Ending Stores - FY2013 1,548 (1) (1) Charlotte Motor Speedway store

Capital Structure And Liquidity ($ millions) Slide 16 (1) Cash and cash equivalents plus revolver availability. (1) As of 9/27/12 As of 9/26/13 Cash 89.2$ 57.2$ Debt: Revolver - - Term Loan 255.0 253.1 Notes 250.0 250.0 Convertible Notes 61.3 - Other - - Lease Finance Obligations 453.9 445.0 Total debt 1,020.2$ 948.1$ Shareholder's equity 324.6 323.7 Total capitalization 1,344.8$ 1,271.8$ Net debt 931.0$ 890.9$ Total Liquidity as of 9/26/13: 187.6$

Fiscal 2014 Outlook Slide 17 (1) Fiscal 2014 guidance assumes closure of approximately 40 stores. Q1 FY13 Q1 FY14 Guidance(1) FY13 FY14 Guidance(1) Actual Low High Actual Low High Merchandise sales ($B) $0.429 $0.435 $0.440 $1.80 $1.83 $1.86 Merchandise gross margin 34.3% 33.3% 33.8% 34.0% 33.7% 34.1% Retail fuel gallons (B) 0.427 0.402 0.408 1.71 1.61 1.64 Retail fuel margin per gallon $0.114 $0.095 $0.105 $0.115 $0.110 $0.130 Store operating and general and administrative expenses ($M) $147 $150 $154 $609 $611 $621 Depreciation & amortization ($M) $29 $28 $29 $118 $110 $115 Effective corporate tax rate 39.9% 35.0% 38.0% 65.8% 38.0% 39.0% Interest expense ($M) $23 $21 $22 $89 $84 $87 Capital expenditures, net ($M) $18 $25 $28 $85 $95 $110

Slide 18

Appendix Slide 19  Selected financial data  Use of Non-GAAP measures

Selected Financial Data Slide 20 (1) Fuel margin per gallon represents fuel revenue less cost of product and expenses associated with credit card processing fees and repairs and maintenance on fuel equipment. Fuel margin per gallon as presented may not be comparable to similarly titled measures reported by other companies. ($ thousands) Selected financial data: Adjusted EBITDA $ 49,025 $ 52,805 $ 202,371 $ 210,126 Payments made for lease finance obligations $ 13,078 $ 13,272 $ 51,767 $ 51,797 Merchandise gross profit $ 163,237 $ 162,509 $ 612,131 $ 609,835 Merchandise margin % % % % Retail fuel data: Gallons Margin per gallon (1) $ 0.107 $ 0.095 $ 0.115 $ 0.115 Retail price per gallon $ 3.45 $ 3.5 $ 3.46 $ 3.5 Total fuel gross profit $ 47,826 $ 44,047 $ 199,266 $ 210,317 Comparable store data: Merchandise sales % % % % % Retail fuel gallons % )% )% )% )% Number of stores: End of period Weighted-average store count 1,548 1,578 1,548 1,578 1,557 1,587 1,567 1,611 2.0 3.3 0.9 3.3 (2.5 (2.6 (4.8 (3.1 441,124 454,523 1,708,167 1,811,823 34.3 34.6 34.0 33.7 September 26, 2013 September 27, 2012 September 26, 2013 September 27, 2012 Three Months Ended Fiscal Year Ended

Use of Non-GAAP Measures Adjusted EBITDA Adjusted EBITDA is defined by the Company as net income (loss) before interest expense, net, gain/loss on extinguishment of debt, income taxes, impairment charges and depreciation and amortization. Adjusted EBITDA is not a measure of operating performance or liquidity under generally accepted accounting principles in the United States of America (“GAAP”) and should not be considered as a substitute for net income, cash flows from operating activities or other income or cash flow statement data. The Company has included information concerning Adjusted EBITDA because it believes investors find this information useful as a reflection of the resources available for strategic opportunities including, among others, to invest in the Company’s business, make strategic acquisitions and to service debt. Management also uses Adjusted EBITDA to review the performance of the Company's business directly resulting from its retail operations and for budgeting and compensation targets. Adjusted EBITDA does not include impairment of long-lived assets and other charges. The Company excluded the effect of impairment losses because it believes that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of its remaining assets. Adjusted EBITDA does not include gain/loss on extinguishment of debt because it represents financing activities and is not indicative of the ongoing performance of the Company’s remaining stores. Slide 21

Additional Information Regarding Non-GAAP Measures Any measure that excludes interest expense, gain/loss on extinguishment of debt, depreciation and amortization, impairment charges, or income taxes has material limitations because the Company uses debt and lease financing in order to finance its operations and acquisitions, uses capital and intangible assets in its business and must pay income taxes as a necessary element of its operations. Due to these limitations, the Company uses non-GAAP measures in addition to and in conjunction with results and cash flows presented in accordance with GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Slide 22

Adjusted EBITDA

($ thousands)

	Three Months Ended		Fiscal Year Ended	
	September 26, 2013	September 27, 2012	September 26, 2013	September 27, 2012
Adjusted EBITDA	$ 49,025	$ 52,805	$ 202,371	$ 210,126
Impairment charges	(727)	(1,514)	(4,681)	(6,257)
Loss on extinguishment of debt	—	(2,993)	—	(5,532)
Interest expense, net	(21,561)	(22,936)	(88,779)	(84,219)
Depreciation and amortization	(30,154)	(33,231)	(117,724)	(119,672)
Income tax (expense) benefit	4,389	3,094	5,801	3,007
Net income (loss)	$ 972	$ (4,775)	$ (3,012)	$ (2,547)
Adjusted EBITDA	$ 49,025	$ 52,805	$ 202,371	$ 210,126
Loss on extinguishment of debt	—	(2,993)	—	(5,532)
Interest expense, net	(21,561)	(22,936)	(88,779)	(84,219)
Income tax (expense) benefit	4,389	3,094	5,801	3,007
Stock-based compensation expense	390	653	2,738	2,823
Changes in operating assets and liabilities	17,377	(5,495)	5,317	6,931
Expense (Benefit) for deferred income taxes	(4,641)	(812)	(5,697)	(2,516)
Other	2,019	4,201	6,360	13,397
Net cash provided by operating activities	$ 46,998	$ 28,517	$ 128,111	$ 144,017
Additions to property and equipment, net	$ (27,923)	$ (8,860)	$ (82,939)	$ (54,980)
Acquisitions of businesses, net	(1,221)	—	(1,723)	—
Net cash used in investing activities	$ (29,144)	$ (8,860)	$ (84,662)	$ (54,980)
Net cash used in financing activities	$ (4,833)	$ (110,276)	$ (75,456)	$ (213,630)
Net increase (decrease) in cash	$ 13,021	$ (90,619)	$ (32,007)	$ (124,593)

Slide 23